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                                                                EXHIBIT 10(vii)



                           NATIONAL DATA CORPORATION
                  1995 NON-EMPLOYEE DIRECTOR COMPENSATION PLAN

     1. Purpose. The purpose of the National Data Corporation 1995 Non-Employee Director Compensation Plan (the "Plan") is to advance the interests of National Data Corporation (the "Company") by encouraging ownership of the Company's $.125 par value common stock (the "Common Stock") by non-employee directors of the Company, thereby giving such directors an increased incentive to devote their efforts to the success of the Company.

     2. Administration. The Plan shall be administered, construed and interpreted by the Board of Directors of the Company. Pursuant to such authorization, the Board of Directors shall have the responsibility for carrying out the terms of the Plan; however, the Board of Directors shall have no authority or discretion either to determine which non-employee directors shall receive awards of shares under the Plan or to set the number of shares subject to or the other terms of such awards.

     3. Eligibility. Shares granted under the Plan shall be granted in accordance with paragraph 5 to each member of the Company's Board of Directors who is not an employee of the Company, provided that shares of the Company's Common Stock remain available for grant hereunder in accordance with paragraph
4. A person to whom shares are granted under the Plan shall be referred to hereinafter as a "Grantee".

     4. Shares Subject to Plan. The shares subject to the Plan shall be authorized but unissued or reacquired shares of the Company's Common Stock. Subject to adjustment in accordance with the provisions of paragraph 6 of the Plan, the maximum number of shares of Common Stock which may be granted under the Plan shall be 25,000, and the adoption of the Plan by the Board of Directors of the Company shall constitute a reservation of 25,000 authorized but unissued, or reacquired, shares of Common Stock for issuance under the Plan.



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     5. Terms and Conditions of Awards.  Subject to the further provisions set forth immediately below, on the first day of each fiscal year each non-employee director of the Company shall be granted an award of that number of shares of Common Stock having an aggregate Fair Market Value (as defined below) equal to fifty percent (50%) of the non-employee director's Annual Fixed Director Compensation (as defined below), rounded up to the next whole share of Common Stock. A non-employee director assuming office following the first day of the Company's fiscal year shall receive an award of that number of shares of Common Stock having a Fair Market Value equal to fifty percent (50%) of the Annual Fixed Director Compensation payable to such non-employee director for the remainder of the fiscal year in which he first became a director, rounded up to the next whole share of Common Stock.

        (a) Fair Market Value.   For purposes of the Plan, the "Fair Market
Value" of the shares of Common Stock shall mean the closing price of the Common Stock on the national securities exchange on which it is registered on the day on which such value is to be determined or, if no shares are traded on such day, on the next day on which shares are traded, as reported in The Wall Street Journal or other authoritative source.

        (b) Annual Fixed Director Compensation. For purposes of the Plan, "Annual Fixed Director Compensation" shall mean the total annual retainer payable by the Company to non-employee directors for service on the Board of Directors ($24,000 as of June 1, 1995, subject to subsequent adjustment), but shall not include any fees paid for attendance at meetings of the Board of Directors, or any committee thereof, or any reimbursements made by the Company to non-employee directors for expenses related to their service on the Board of Directors.

        (c) Delivery of Shares. The Company shall make delivery of certificates representing the shares for which award has been granted within a reasonable period of time; provided, however, that if any law, regulation or agreement requires the Company to take any action with respect to the shares before the issuance thereof, then



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the date of delivery of such shares shall be extended for the period necessary to take such action. Certificates representing shares for which awards have been granted under the Plan may bear such restrictive legends as may be necessary or desirable in order to comply with applicable federal and state securities laws.

     (d) Effect of Termination of Directorship.

         (i) Termination of Directorship Generally. Except as provided in subparagraph (ii) below, in the event that a Grantee's service as a director is terminated for any reason after the first day of the Company's fiscal year but prior to the last day of the Company's fiscal year, such Grantee shall be obligated to pay to the Company, in cash or shares of Common Stock the Fair Market Value is equal to, an amount (the "Termination Amount") equal to the sum of (x) the number of days remaining in the Company's fiscal year following the date of such Grantee's termination divided by 365 and multiplied by the Fair Market Value of the shares of Common Stock granted under the Plan to such terminated Grantee as of the first day of the fiscal year in which such Grantee was terminated and (y) all Annual Fixed Director Compensation paid in advance in currency other than shares of Common Stock and representing compensation for whole or partial months following termination of such Grantee's service as a director.

         (ii) Retirement, Disability or Death. In the event of (A) the termination of a Grantee's service as a director at which time the Grantee is entitled to the payment of Retirement Income pursuant to the Retirement Plan for Non-Employee Directors of the Company, (B) the termination of the Grantee's service as a director by reason of the Grantee's Disability (as defined in subparagraph (iii) below) or (C) the death of a Grantee, no obligation of repayment or reimbursement of any kind for the shares granted to such Grantee under the Plan shall arise and the Grantee or the Grantee's personal representatives, heirs or legatees shall take full rights, powers and privileges with regard to any and all shares awarded to such Grantee under the Plan.



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        (iii) Disability Defined. A Grantee shall be deemed to be disabled if by reason of any physical or mental incapacity he has been unable, or it is reasonably expected that he will be unable, for a period of at least one hundred eighty (180) substantially continuous calendar days to perform his duties and responsibilities as a director of the Company. In the event of any disagreement between a director, or his legal representative, and the Company as to whether a director is unable to perform his duties and responsibilities as a director of the Company, the question of such inability shall be submitted to an impartial and reputable physician for determination, selected by mutual agreement of the director, or his legal representative, and the Company or, failing such agreement, selected by two physicians (one of which shall be selected by the Company and the other by the director, or his legal representative), and such determination of the question of such incapacity by such physician shall be final and binding on the director and the Company. The Company shall pay the reasonable fees and expenses of such physician.

     6. Adjustments. In the event that, after the effective date of the Plan, the outstanding shares of Common Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a recapitalization, reclassification, stock split-up, combination of shares or dividend payable in stock, appropriate adjustments shall be made by the Company's Board of Directors in the number and kind of shares or other securities that may be granted under the Plan. All adjustments made by the Board of Directors under this paragraph 6 shall be final and conclusive.

     7. Effective Date and Termination of Plan.

        (a) Effective Date. The effective date of the Plan shall be June 1, 1995 provided that the stockholders of the Company (acting at a duly called meeting of the stockholders), shall approve the Plan on or before December 1, 1995.

        (b) Termination. The Plan shall terminate ten years after its effective date, but the Board of Directors may terminate the Plan at any time prior to such date.


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Termination of the Plan shall not alter or impair any of the rights or obligations under any award theretofore made under the Plan unless the Grantee shall so consent.

     8. Amendment. The Board of Directors of the Company by majority vote may at any time and from time to time amend the Plan; provided, however, that without the approval of the stockholders of the Company, no such amendment shall change:

        (a) The maximum number of shares of Common Stock as to which awards may be granted under the Plan; or

        (b) The date on which the Plan will terminate as provided by paragraph 7(b) of the Plan; or

        (c) The number of shares of Common Stock subject to each award; or

        (d) The provisions of paragraph 3 of the Plan relating to the determination of non-employee directors to whom awards may be granted; or

        (e) The provisions of the Plan in such a manner so as to increase materially (within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended) the benefits accruing under the Plan.

     The 1995 Non-Employee Director Compensation Plan was duly adopted by the Board of Directors of National Data Corporation effective June 1, 1995, subject to stockholder approval as provided in Paragraph 7.

                                     NATIONAL DATA CORPORATION


                                     By:  /s/ R. A. Yellowlees
                                        ------------------------
                                        Chairman of the Board


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